Exhibit 3.5

CORRECTED

CERTIFICATE OF INCORPORATION OF

BRAFASCO HOLDINGS, INC.

Brafasco Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.        A Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 6, 2000, which contains an inaccurate record of the corporate action taken therein, and said Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

2.        The inaccuracy in said Certificate is as follows:

The fourth paragraph thereof inaccurately stated that the total number of shares of stock which the corporation shall have authority to issue is 3,000, and that the par value of these shares is $100.00. This paragraph, should have stated that the total number of shares of stock which the corporation shall have authority to issue is 1,000, and should further have stated that the par value of these shares of Common Stock is $0.01 per share.

3.        The Certificate of Incorporation is corrected to read in its entirety as follows:

CERTIFICATE OF INCORPORATION

OF

BRAFASCO HOLDINGS, INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

FIRST.  The name of corporation is Brafasco Holdings, Inc.

SECOND.  The address of the corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD.  The purpose of the corporation is to conduct the business and affairs of Brafasco Acquisition Corp., a corporation organized under the laws of the province of Ontario (the “Company”), including, without limitation, to own equity interests in the Company as the sole shareholder of the Company, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware that may be necessary or incidental thereto.

FOURTH.  The total number of shares of stock which the corporation shall have authority to issue is 1,000. All such shares are to be Common Stock, par value of $0.01 per share, and are to be of one class.

FIFTH.  The incorporator of the corporation is Sarah A. Reis, Esquire, whose mailing address is c/o Latham & Watkins, 233 South Wacker Drive, Suite 5800, Chicago, Illinois, 60606.

SIXTH.  Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

SEVENTH.  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the by-laws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any by-law whether adopted by them or otherwise.

EIGHTH.  A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

NINTH.  The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the Laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

TENTH.  The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the Stare of Delaware. The name and mailing address of the person who is to serve as the sole initial director of the corporation until the first annual meeting of stockholders of the corporation, or until his successor is duly elected and qualified, is:

  Ronald D. Wray

  c/o GC-SUN Holdings II, L.P.

  190 South LaSalle Street, Suite 2830

  Chicago, Illinois 60603

of any act or omission occurring prior to the time of such amendment, modification or repeal.

NINTH.  The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

TENTH.  The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The name and mailing address of the person who is to serve as the sole initial director of the corporation until the first annual meeting of stockholders of the corporation, or until his successor is duly elected and qualified, is:

  Ronald D. Wray

  c/o GC-SUN Holdings II, L.P.

  190 South LaSalle Street, Suite 2830

  Chicago, Illinois 60603

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is her act and deed on this the 2nd day of August, 2000.

By:	/s/ Sarah A. Reis
Sarah A. Reis
Sole Incorporator

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